Exhibit T3A.2.77

Filed
In the office of the Secretary of State of the State of California
MAY 4 1984

MARCH FONG EU Secretary of State

By	/s/ MARCH FONG EU
Deputy

RESTATED
ARTICLES OF INCORPORATION
of
THRIFTY CORPORATION

L. H. Straus and James T. Haight certify that:

1.	They are the Chairman and Secretary, respectively, of THRIFTY CORPORATION, a California corporation.

2.	The Articles of Incorporation of this corporation are restated to read in full as follows:

I.

The name of this corporation is THRIFTY CORPORATION.

II.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

The county in the state of California where the principal office for the transaction of the business of this corporation is to be located is Los Angeles County.

IV.

This corporation is authorized to issue two classes of stock to be designated, respectively, common shares and preferred shares. The total number of shares which this corporation shall have authority to issue is 62,000,000; the total number of common shares shall be 60,000,000 and the total number of preferred shares shall be 2,000,000.

The preferred shares may be issued from time to time in one or more series. The board of directors is hereby authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, including the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any such wholly unissued series, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.

1.

3.	The foregoing Restated Articles of Incorporation have been duly approved by the board of directors.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: April 20, 1984	/s/ Leonard H. Straus
Leonard H. Straus, Chairman

/s/ James T. Haight
James T. Haight, Secretary

SOL-072-A

2.

Filed
In the office of the Secretary of State of the State of California

MAY 1 1986

/s/ MARCH FONG EU
MARCH FONG EU, Secretary of State

CERTIFICATE OF OWNERSHIP FOR SHORT-FORM MERGER

CERTIFICATE OF OWNERSHIP

Richard Eils and James T. Haight certify that:

1.    They are the duly elected and acting President and Secretary of Thrifty Corporation, a California corporation (herein called “this Corporation”).

2.    This Corporation owns 100% of the outstanding shares of each class of Kamoon Corporation, a California corporation.

3.    The board of directors of this Corporation has duly adopted the following resolution:

FURTHER RESOLVED that the merger of Kamoon Corporation with and into this Corporation and the assumption of all the debts and liabilities of Kamoon Corporation by this Corporation be, and the same is, hereby approved; and

FURTHER RESOLVED that any of the Chairman and President, and any other officers of this Corporation acting under the direction of any of them, be, and each of them hereby is, authorized to do or cause to be done all such other acts and things and to make any payments, execute, deliver and file any documents, assignments, consents or instruments, in the name and on behalf of this Corporation as they, or any of them, may deem necessary or proper to carry out the intent or purposes of the Agreement, the Agreement to Register Shares, and the related transactions contemplated thereby and hereby, including, without limitation, filing registration statements with the Securities and Exchange Commission and filing applications to list the shares of this Corporation’s common stock to be issued in the merger on the New York Stock Exchange and the Pacific Stock Exchange.

IN WITNESS WHEREOF, the undersigned have executed this certificate on April 29, 1986.

/s/ Richard Eils
Richard Eils
President

/s/ James T. Haight
James T. Haight
Secretary

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF LOS ANGELES	)

Richard Eils and James T. Haight being first duly sworn, each for himself deposes and says that:

Richard Eils is the President of the California corporation mentioned in the foregoing Certificate of Ownership, and James T. Haight is the Secretary of said corporation; the matters set forth therein are true of their own knowledge; and the signatures purporting to be the signatures of said Richard Eils and James T. Haight thereto are their genuine signatures.

/s/ Richard Eils
Richard Eils

/s/ James T. Haight
James T. Haight

Subscribed and sworn to before me this 29th day of April, 1986

/s/ Tamara M. Trax		OFFICIAL SEAL
Notary Public of the		TAMARA M. TRAX.
State of California	SEAL	NOTARY PUBLIC . CALIFORNIA
PRINCIPAL OFFICE IN
LOS ANGELES COUNTY
My Commission Expires March 16, 1990

FILED
In the office of the Secretary of State
of the State of California

AUG 5 1986

/s/ MARCH FONG EU
MARCH FONG EU, Secretary of State

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER, dated August 5, 1986 (the “Agreement of Merger”), is among Pacific Lighting Corporation, a California corporation (the “Parent”), PLDC Inc., a California corporation (the “Subsidiary”) and a direct wholly-owned subsidiary of the Parent, and Thrifty Corporation, a California corporation (the “Company”), the Subsidiary and the Company being sometimes hereinafter referred to as the “Constituent Corporations.”

The Parent, the Subsidiary and the Company have entered into an Agreement and Plan of Reorganization dated as of May 28, 1986 (the “Reorganization Agreement”) providing, among other things, for the merger of the Subsidiary and the Company (the “Merger”) upon the terms and subject to the conditions provided in the Reorganization Agreement and this Agreement of Merger and in accordance with the General Corporation Law, as amended, of the State of California (the “California General Corporation Law”).

The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, without par value (“Company Common Stock”), of which 20,760,031 shares were issued and outstanding on June 30, 1986 (the record date fixed by the Board of Directors of the Company for determining the shareholders of the Company entitled to notice of, and to vote at, a Special Meeting of Shareholders called to vote upon the principal terms of the Merger), and 2,000,000 shares of Preferred Stock, no shares of which have ever been issued or outstanding.

The authorized capital stock of the Subsidiary consists of 10,000 shares of Common Stock, without par value (“Subsidiary Common Stock”), of which ten shares are issued and outstanding as of the date hereof and are owned by the Parent.

The Boards of Directors of the Parent, the Subsidiary and the Company each have approved the Merger, upon the terms and subject to the conditions set forth herein and in the Reorganization Agreement.

The shareholders of the Company, and the Parent as the sole shareholder of the Subsidiary, have approved the principal terms of the Merger.

NOW, THEREFORE, the parties hereto, subject to the conditions specified in the Reorganization Agreement, in consideration of the provisions and the mutual covenants and agreements contained therein and herein and of the benefits to accrue to them, hereby agree, prescribe and set forth (among other provisions) the terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the shares of capital stock of the Constituent Corporations as follows:

ARTICLE I

THE MERGER

SECTION 1.1 Merger. Subject to the conditions specified in the Reorganization Agreement, and in accordance with the provisions of this Agreement of Merger and the California General Corporation Law, the Merger shall be consummated at the Effective Time (as defined in Section 1.2 hereof) by means of the merger of the Subsidiary with and into the Company.

SECTION 1.2 Effectiveness of Merger. On the date provided for in the Reorganization Agreement, this Agreement of Merger, together with certificates of officers of the Constituent Corporations, shall be filed with the Secretary of State of California in accordance with the applicable provisions of the California General Corporation Law. The Merger shall become effective at the date and time of such filing, which date and time are herein collectively referred to as the “Effective Time.”

SECTION 1.3 The Surviving Corporation. At the Effective Time, the separate existence of the Subsidiary shall cease and the Company shall continue its corporate existence under the laws of the State of California as the surviving corporation in the Merger (hereinafter sometimes referred to as the “Surviving Corporation”). The name of the Surviving Corporation shall remain unchanged as “Thrifty Corporation.”

SECTION 1.4 Effect of Merger. At and after the Effective Time:

(a) the Surviving Corporation shall have the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a business corporation organized under the laws of the State of California;

(b) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of both a public and a private nature, of the Subsidiary; and all of the property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses of action, and all and every other interest of and belonging to or due to the Subsidiary, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and

(c) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of the Subsidiary; and any claim existing or action or proceeding pending by or against the Subsidiary may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place; and neither the rights of creditors nor liens upon the property of the Subsidiary shall be impaired by the Merger.

ARTICLE II

ARTICLES OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

SECTION 2.1 Articles of Incorporation. As of the Effective Time, the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall continue in effect as the Articles of Incorporation of the Surviving Corporation and shall thereafter remain such until amended as provided by law.

SECTION 2.2 By-Laws. As of the Effective Time, the By-Laws of the Company as in effect immediately prior to the Effective Time shall continue in effect as the By-Laws of the Surviving Corporation and shall thereafter remain such until amended as provided therein.

SECTION 2.3 Directors. The directors of the Company at the Effective Time shall thereafter continue to serve as the directors of the Surviving Corporation until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

SECTION 2.4 Officers. The officers of the Company at the Effective Time shall thereafter continue to be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERTING SHARES OF CAPITAL STOCK OF CONSTITUENT CORPORATIONS; COMPANY STOCK OPTIONS; EXCHANGE OF CERTIFICATES

SECTION 3.1 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Common Stock, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted as follows:

(a) Each such share of Company Common Stock which is owned by the Parent or any direct or indirect wholly-owned subsidiary of the Parent shall be cancelled.

(b) Each such share of Company Common Stock, other than shares cancelled as set forth in Section 3.1(a) hereof and other than shares as to which dissenters’ rights are perfected under Chapter 13 of the California General Corporation Law, shall be converted into and be exchangeable for 0.802 shares of the Common Stock, without par value, of the Parent (“Parent Common Stock”).

SECTION 3.2 Treatment of Subsidiary Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, each share of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for 100 shares of the Common Stock, without par value, of the Surviving Corporation (“Surviving Corporation Common Stock”). From and after the Effective Time, each outstanding certificate theretofore representing shares of Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Subsidiary Common Stock shall have been so converted. Promptly after the Effective Time, the Surviving Corporation shall issue to the Parent a stock certificate or certificates representing such number of shares of Surviving Corporation Common Stock, in exchange for the certificate or certificates which formerly represented shares of Subsidiary Common Stock, which shall be cancelled.

SECTION 3.3 Treatment of Company Stock Options. Each option outstanding at the Effective Time under the stock option plans of the Company shall thereafter be exercisable (to the extent otherwise exercisable in accordance with its terms) for 0.802 fully-paid and nonassessable shares of Common Stock of the Parent for each share of Company Common Stock then subject to such option.

SECTION 3.4 Exchange of Certificates.

(a) As soon as practicable after the Effective Time, the Parent, or a commercial bank selected by the Parent, in either case acting as exchange agent (the “Exchange Agent”) for the former shareholders of the Company, shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Company Certificates”), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company· Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock (the “Parent Certificates”). Upon surrender of a Company Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing that number of shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to Section 3.l(b) hereof, and the Company Certificate so surrendered shall forthwith be cancelled.

(b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of a Company Certificate until the holder thereof shall have surrendered such Company Certificate for exchange pursuant to Section 3.4(a) hereof. Subject to the effect of applicable law, after such subsequent surrender and exchange of a Company Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock represented by such Company Certificate.

(c) If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required. by reason of the issuance of the Parent Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for Parent Certificates representing shares of Parent Common Stock as provided in this Article.

(e) No scrip or Parent Certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates, no dividends or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Parent. In lieu of any such fractional share, the Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) $47.10 by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled.

ARTICLE IV

TERMINATION AND AMENDMENT

SECTION 4.1 Termination.

(a) This Agreement of Merger shall not be terminable other than as provided in Section 4.1(b) hereof.

(b) At any time prior to the Effective Time, this Agreement of Merger shall be automatically terminated, and the Merger shall be deemed abandoned, without further action of the parties hereto, in the event that the Reorganization Agreement is terminated in accordance with its terms.

SECTION 4.2 Amendment and Modification. Subject to applicable law, this Agreement of Merger may be amended, modified or supplemented only by written agreement of the Parent, the Subsidiary and the Company at any time prior to the Effective Time with respect to any of the terms contained herein except that the amount or form of consideration to be received by the holders of shares of Company Common Stock in the Merger may not be decreased or altered without the same approvals of the shareholders of the Parent and the Company as have heretofore been obtained for the principal terms of the Merger pursuant to the California General Corporation Law and the respective Articles of Incorporation of the Parent and the Company.

ARTICLE V

GENERAL PROVISIONS

SECTION 5.1 Counterparts. This Agreement of Merger may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

SECTION 5.2 Governing Law. This Agreement of Merger shall be governed by and construed in accordance with the substantive law of California applicable to contracts made and to be performed in such state.

SECTION 5.3 Effect on Other Parties. Nothing expressed or implied in this Agreement of Merger is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties to this Agreement of Merger and their successors and assigns, any rights or remedies under or by reason of this Agreement of Merger.

SECTION 5.4 Headings. The article and section headings contained herein are for convenience of reference only and shall not affect the construction of this Agreement of Merger.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parent, the Subsidiary and the Company have executed this Agreement of Merger, through their respective duly authorized officers, as of the date first above written.

PACIFIC LIGHTING CORPORATION

By:	/s/ James R. Ukropina
James R. Ukropina
President

By:	/s/ J. Foster Hames
J. Foster Hames
Secretary

PLDC INC.

By:	/s/ James R. Ukropina
James R. Ukropina
Executive Vice President

By:	/s/ Gary W. Kyle
Gary W. Kyle
Secretary

THRIFTY CORPORATION

By:	/s/ Richard G. Eils
Richard G. Eils
President

By:	/s/ James T. Haight
James T. Haight
Secretary

PLDC INC.

CERTIFICATE OF APPROVAL

OF

PRINCIPAL TERMS OF MERGER

James R. Ukropina and Gary W. Kyle certify that:

1. They are the duly elected and acting Executive Vice President and Secretary, respectively, of PLDC Inc., a California corporation (“the Subsidiary”) and a wholly-owned subsidiary of Pacific Lighting Corporation, a California corporation (the “Parent”).

2. The Agreement of Merger in the form attached hereto (the “Agreement of Merger”) has been approved by the Board of Directors of the Subsidiary.

3. The only class of capital stock of the Subsidiary is Common Stock, of which ten shares were outstanding and entitled to vote on the principal terms of the Agreement of Merger.

4. The principal terms of the Agreement of Merger in the form attached hereto have been approved by a vote of the Parent as the sole shareholder of the Subsidiary which vote equaled or exceeded the vote required, the percentage vote so required being in excess of 50% of the total outstanding shares of Common Stock of the Subsidiary.

5. The Agreement of Merger in the form attached hereto has been approved by the Board of Directors of the Parent and the required vote of shareholders of the Parent has been obtained.

We each further declare under penalty of perjury that the matters set forth in this certificate are true of our own knowledge.

Executed at Los Angeles, California, August 5, 1986.

/s/ James R. Ukropina
James R. Ukropina
Executive Vice President

/s/ Gary W. Kyle
Gary W. Kyle
Secretary

THRIFTY CORPORATION

CERTIFICATE OF APPROVAL

OF

PRINCIPAL TERMS OF MERGER

RICHARD G. EILS and JAMES T. HAIGHT certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Thrifty Corporation, a California corporation (the “Company”).

2. The Agreement of Merger in the form attached hereto (the “Agreement of Merger”) has been approved by the Board of Directors of the Company.

3. The only outstanding class of capital stock of the Company is Common Stock, of which 20,760,031 shares were outstanding and entitled to vote on the principal terms of the Agreement of Merger.

4. The principal terms of the Agreement of Merger in the form attached hereto have been approved by a vote of the shareholders of the Company which equaled or exceeded the vote required, the percentage vote so required being in excess of 50% of the total outstanding shares of Common Stock of the Company.

We further declare under penalty of perjury that the matters set forth in this certificate are true of our own knowledge.

Executed at Los Angeles, California, August 5, 1986.

/s/ Richard G. Eils
Richard G. Eils
President

/s/ James T. Haight
James T. Haight
Secretary

FILED
In the office of the Secretary of State
of the State of California

DEC 31 1986

/s/ MARCH FONG EU
MARCH FONG EU, Secretary of State

CERTIFICATE OF OWNERSHIP FOR SHORT-TERM MERGER

CERTIFICATE OF OWNERSHIP

Richard Eils and James T. Haight certify that:

1. They are the duly elected and acting President and Secretary of Thrifty Corporation, a California corporation (herein called “this Corporation”).

2. This Corporation owns 100 percent of the outstanding shares of each class of Borun Bros., a California corporation.

3. This Corporation owns 100 percent of the outstanding shares of each class of Discount Drug Stores, a California corporation.

4. The Board of Directors of this Corporation has duly adopted the following resolution:

RESOLVED that this Corporation merge its wholly-owned subsidiary corporations, Borun Bros. and Discount Drug Stores, into this Corporation and assume all of their obligations pursuant to Section 1110 of the California Corporations Code; and

FURTHER RESOLVED that any of the Chairman and President and any other officers of this Corporation acting under the direction of any of them, be and each of them hereby is, authorized to do or cause to be done all such other acts and things and to make any payments, execute, deliver, and file any documents, assignments, consents or instruments in the name and on behalf of this Corporation as they, or any of them, may deem necessary or proper to carry out the intent or purposes of the merger.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned have executed this certificate on December 22, 1986.

/s/ Richard Eils
Richard Eils
President

/s/ James T. Haight
James T. Haight
Secretary

FILED
In the office of the Secretary of State
of the State of California

SEP 12 1988
/s/ MARCH FONG EU
MARCH FONG EU, Secretary of State

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

RICHARD G. EILS and JAMES T. HAIGHT certify that:

1. They are the President and the Secretary, respectively, of THRIFTY CORPORATION, a California corporation.

2. Article VI. of the Articles of Incorporation of this corporation shall be added and shall read in full as follows:

VI.

Section 1

Liability of Directors. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2

Indemnification of Agents. The corporation is authorized by bylaw, agreement or otherwise to provide for indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the corporation to the fullest extent permissible under California law and in excess of that expressly permitted by Section 317 of the California General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

Section 3

Insurance for Agents. The corporation is authorized to purchase and maintain insurance on behalf of any agent (as defined in Section 317) of the California General Corporation Law) of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such to the fullest extent permitted by California law and whether or not the corporation would have the power to indemnify the agent under the provisions of Section 317 of the California General Corporation Law or these Articles of Incorporation. The fact that the corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this provision inapplicable if such policy meets the requirements of Section 317 of the California General Corporation Law.

Section 4

Repeal or Modification. No repeal or modification of any provision of this Article VI. shall adversely affect any protection, right or insurance afforded to any director or other agent (as defined in Section 317 of the California General Corporation Law) of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 22, 1988

/s/Richard G. Eils
Richard G. Eils, President

/s/James T. Haight
James T. Haight, Secretary

FILED
In the office of the Secretary of State
of the State of California

DEC 31 1988

/s/ MARCH FONG EU
MARCH FONG EU, Secretary of State

CERTIFICATE OF OWNERSHIP FOR SHORT-FORM MERGER

CERTIFICATE OF OWNERSHIP

Richard G. Eils and James T. Haight certify that:

1. They are the duly elected and acting President and Secretary of Thrifty Corporation, a California corporation (herein called “this Corporation”).

2. This Corporation owns 100 percent of the outstanding shares of each class of Thrifty Jr. Inc., a California corporation.

3. The Board of Directors of this Corporation has duly adopted the following resolution:

RESOLVED that this Corporation merge its wholly-owned subsidiary corporation, Thrifty Jr. Inc., into this Corporation and assume all of its obligations pursuant to Section 1110 of the California Corporations Code; and

FURTHER RESOLVED that any of the Chairman and President and any other officers of this Corporation acting under the direction of any of them, be and each of them hereby is, authorized to do or cause to be done all such other acts and things and to make any payments, execute, deliver, and file any documents, assignments, consents or instruments in the name and on behalf of this Corporation as they, or any of them, may deem necessary or proper to carry out the intent or purposes of the merger.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned have executed this certificate on December 19, 1988.

/s/ Richard G. Eils
Richard G. Eils
President

/s/ James T. Haight
James T. Haight
Secretary

FILED
In the office of the Secretary of State
of the State of California

DEC 31 1990

/s/MARCH FONG EU
MARCH FONG EU, Secretary of State

CERTIFICATE OF OWNERSHIP FOR SHORT-FORM MERGER

CERTIFICATE OF OWNERSHIP

Daniel A. Seigel and James T. Haight certify that:

1. They are duly elected and acting President and Secretary of Thrifty Corporation, a California corporation (herein called “this Corporation”).

2. This Corporation owns 100 percent of the outstanding shares of each class of Rexall Square Drugs, Inc., a California corporation.

3. The Board of Directors of this Corporation has duly adopted the following resolution:

RESOLVED that this Corporation merge its wholly-owned subsidiary corporation, Rexall Square Drugs, Inc., into this Corporation and assume all of its obligations pursuant to Section 1110 of the California Corporations Code; and

FURTHER RESOLVED that any of the Chairman and President and any other officers of this Corporation acting under the direction of any of them, be and each of them hereby is, authorized to do or cause to be done all such other acts and things and to make any payments, execute, deliver, and file any documents, assignments, consents or instruments in the name and on behalf of this Corporation as they, or any of them, may deem necessary or proper to carry out the intent or purposes of the merger.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned have executed this certificate on November 26, 1990.

/s/ Daniel A. Seigel
Daniel A. Seigel
President

/s/ James T. Haight
James T. Haight
Secretary

FILED
In the office of the Secretary of State
of the State of California

JAN 3 1993

/s/ MARCH FONG EU
MARCH FONG EU, Secretary of State

CERTIFICATE OF OWNERSHIP FOR SHORT-FORM MERGER

CERTIFICATE OF OWNERSHIP

Daniel A. Seigal and Gary S. Meade certify that:

1. They are the duly elected and acting President and Secretary of Thrifty Corporation, a California corporation (herein called “this Corporation”).

2. This Corporation owns 100 percent of the outstanding shares of each class of The Newman Importing Company, Inc., a California corporation.

3. The Board of Directors of this Corporation has duly adopted the following resolution:

RESOLVED that this Corporation merge its wholly-owned subsidiary corporation, Newman Importing Company, Inc., into this Corporation and assume all of its obligations pursuant to Section 1110 of the California Corporations Code; and

FURTHER RESOLVED that any of the President, the Secretary and any other officers of this Corporation acting under the direction of any of them, be and each of them hereby is, authorized to do or cause to be done all such other acts and things and to make any payments, execute, deliver, and file any documents, assignments, consents or instruments in the name and on behalf of this Corporation as they, or any of them, may deem necessary or proper to carry out the intent or purposes of the merger.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned have executed this certificate on November 24, 1992.

/s/ Daniel A. Seigal
Daniel A. Seigal
President

/s/ Gary S. Meade
Gary S. Meade
Secretary

CTF_OWN.MRG

FILED ABA
In the office of the Secretary of State
of the State of California

DEC 19 2002

/s/ Bill Jones
Bill Jones, Secretary of State

CERTIFICATE OF OWNERSHIP

Kevin Twomey and Robert B. Sari certify that:

1. They are the President and Secretary, respectively, of THRIFTY CORPORATION a California corporation.

2. This corporation owns all of the outstanding shares of THRIFTY WILSHIRE, INC., a California corporation.

3. The Board of Directors of this corporation duly adopted the following resolution:

 RESOLVED, that this corporation merge THRIFTY WILSHIRE, INC., its wholly owned subsidiary corporation, into itself and assume all of its obligations pursuant to Section 1110, California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

By:	/s/ Kevin Twomey
Kevin Twomey
President

By:	/s/ Robert B. Sari
Robert B. Sari
Secretary

Dated: October 30,2 002